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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this report on Form 8-K/A of Boston Properties, Inc. dated December 4, 1997 of our reports dated (i) November 3, 1997 on our audit of the Statement of Revenue Over Certain Operating Expenses of 100 East Pratt Street for the year ended December 31, 1996 and (ii) November 25, 1997 on our audit of the Statement of Revenue Over Certain Operating Expenses of Riverfront Plaza for the year ended December 31, 1996.

Boston, Massachusetts                          /s/ Coopers & Lybrand L.L.P.
December 4, 1997